JAVELIN Mortgage Investment Corp. KBW Mortgage Finance Conference June 3, 2014

PLEASE READ: Important Regulatory and Yield Risk Disclosures Certain statements made in this presentation regarding JAVELIN Mortgage Investment Corporation (“JAVELIN” or the “Company”), and any other statements regarding JAVELIN’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. Forward-looking statements include but are not limited to statements regarding the projections for JAVELIN’s business and plans for future growth and operational improvements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements. JAVELIN assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This material is for information purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation for any securities, financial instruments, or common or privately issued stock. The statements, information and estimates contained herein are based on information that the presenter believes to be reliable as of today's date, but cannot be represented that such statements, information or estimates are complete or accurate. Actual realized yields, durations and net durations described herein will depend on a number of factors that cannot be predicted with certainty. Estimated yields do not reflect any of the costs of operation of JAVELIN. THE INFORMATION PRESENTED HEREIN IS UNAUDITED AND UNREVIEWED. 2

JAVELIN Capitalization, Dividend Policy, Transparency and Manager • Portfolio and liability details are updated monthly at www.javelinreit.com. • Agency premium amortization is expensed monthly as it occurs. • Hedge positions are marked-to-market daily (GAAP/Tax differences). • Non-Executive Board Chairman. Transparency and Governance 3 JAVELIN REIT Manager • JAVELIN is externally managed by ARMOUR Residential Management LLC. Common Stock Dividend Policy and Taxable REIT Income Market Capitalization • 11,995,983 shares of common stock outstanding (NYSE: “JMI”). • Market capitalization of $160.5 million. • JAVELIN pays common stock dividends monthly. • Dividends are announced based on estimates of future taxable REIT income. • The 2014 dividend rate is $0.15 per month. • Dividend schedule is on the following page. Information as of 5/28/2014.

JAVELIN 2014 Monthly Dividend Schedule 4 Month Dividend Holder of Record Date Payment Date January 2014 $0.15 January 15, 2014 January 30, 2014 February 2014 $0.15 February 14, 2014 February 27, 2014 March 2014 $0.15 March 17, 2014 March 28, 2014 April 2014 $0.15 April 15, 2014 April 29, 2014 May 2014 $0.15 May 15, 2014 May 29, 2014 June 2014 $0.15 June 16, 2014 June 27, 2014 July 2014 $0.15 July 15, 2014 July 30, 2014 August 2014 $0.15 August 15, 2014 August 29, 2014 September 2014 $0.15 September 15, 2014 September 29, 2014 October 2014 $0.15 October 15, 2014 October 30, 2014 November 2014 $0.15 November 17, 2014 November 26, 2014 December 2014 $0.15 December 15, 2014 December 30, 2014

JAVELIN Balance Sheet Targets JAVELIN invests in Agency and Non-Agency mortgage securities. Balance sheet target of 1.5 or less. • 3.75 gross asset duration of Agency and non-Agency securities. • -3.94 hedge duration. • -0.19 net balance sheet duration after the effect of derivatives. Hedge a minimum of 40% of fixed rate assets and funding rate risk. • $1,551.3 million in notional amounts of hedges (swaps & swaptions). • 105.6% of assets hedged. • 115.6% of repurchase agreements hedged. Hold 40% of unlevered equity in cash between prepayment periods. • $43.4 million in total liquidity. • $23.0 million in true cash. • $20.4 million in unlevered securities. • $0.0 in short term Agency P&I. Long term debt to equity target of 7.5x - 8.0x. • $1,342.4 million in REPO borrowings. • 8.4 x Q1 2014 shareholders’ equity. 5 Assets Duration Hedging Liquidity Leverage Information as of 5/28/2014.

JAVELIN Investment Equity Allocation 6 Estimates as of 5/28/2014. Equity allocation is based on market value of unlevered securities plus haircut on repurchase agreements. Allocation does not include equity invested in cash and hedges.

JAVELIN Portfolio Strategy and Investment Methodology

- JAVELIN will utilize ARRM's proprietary analytical approach as well as Intex, Bloomberg, BlackRock Solutions and other third-party systems to analyze mortgage investment opportunities both for Agency and non-Agency mortgage securities.
- Strong bias toward a "buy and hold" strategy, with occasional sales made as market conditions change.
- The investment team considers an array of factors, both bottom up and top down:

Non-Agency Structure Analysis

- Seniority, subordination model.
- Model completeness and accuracy.
- Litigation and policy risks.

Agency & Non-Agency Class Analysis

- Prepayment history.
- Prepayment expectations.
- Premium/discount.
- Liquidity.

Agency & Non-Agency Loan Analysis

- Original and current loan balance.
- Year of origination.
- Originating company, third-party originators.
- Loan seasoning.
- Principal amortization schedule.
- Original loan-to-value ratio.
- Geography.

Agency Pool Analysis

- NO TBA pools – Only specified pools.
- Only "pass-through" securities. No CMO's.
- Prepayment history and expectations.
- Premium over par.
- "Hedgability."
- Liquidity.
- Diversify broadly to limit idiosyncratic pool risk.

JAVELIN
MORTGAGE INVESTMENT CORP.
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JAVELIN Agency and Non-Agency Portfolios 8 Information and pricing as of 5/28/2014. Some totals may not foot due to rounding. Agency Multifamily Ballooning in 120 Months or Less 30.4$ 2.6% 3.55/4.98 Fixed Rates Maturing Between 121 and 180 Months 1,104.4$ 93.3% 3.21/3.69 Fixed Rates Maturing Between 181 and 240 Months 49.0$ 4.1% 3.45/3.94 Total or Weighted Average 1,183.9$ 100.0% 3.23/3.74 Agency Fixed Rate Securities Current Value (millions) Percentage of Fixed Rate Securities Weighted Average Net/Gross Coupon Legacy Prime Fix d 33.4$ 11.7% 86.4% 6.0% 89 421 Legacy Prime Hybrid 16.9$ 5.9% 75.6% 3.2% 90 594 Legacy Alt-A Fixed 89.3$ 31.3% 79.8% 5.9% 92 366 Legacy Alt-A Hybrid 8.9$ 3.1% 80.2% 2.5% 101 519 New Issue Prime Fixed 132.7$ 46.6% 96.0% 3.2% 13 765 New Issue Prime Floater 3.9$ 1.4% 100.3% 5.1% 12 237 Total or Weighted Average 285.1$ 100.0% 88.1% 4.4% 54 575 Non-Agency Securities Current Value (millions) Percentage of Non-Agency Securities Average Lo n Age (months) Average Coupon (%) Average Purchase Price Average Loan Size ($k)

JAVELIN Agency & Non-Agency Portfolio Duration 9 Information and pricing as of 5/28/2014. Some totals may not foot due to rounding. Agency Multifamily Ballooning in 120 Months or Less 30.4$ 102.9% 105.6% 3.55/4.98 7.56 Fixed Rates Maturing Between 121 and 180 Months 1,104.4$ 104.2% 105.1% 3.21/3.69 3.82 Fixed Rates aturing Between 181 and 240 onths 49.0$ 106.0% 104.8% 3.45/3.94 4.16 Total or Weighted Average 1,183.9$ 104.2% 105.1% 3.23/3.74 3.93 Current Value (millions) Estimated Effective Duration Using Current Values Weighted Average Current Market Price Agency Asset Class Weighted Average Purchase Price Weighted Average Net/Gross Coupon Legacy Prim Fixed 33.4 8 4 86.4 6.01/5.68 0.33 Legacy Prime Hybrid 16.9$ 75.6 84.1 3.20/3.63 0.66 Legacy Alt-A Fixed 89.3$ 79.8 82.1 5.90/5.52 0.67 Legacy Alt-A Hybrid 8.9$ 80.2% 84.2% 2.49/2.80 0.00 New Issue Prime Fixed 132.7$ 96.0% 96.9% 3.15/3.81 6.37 New Issue Prime Floater 3.9$ 100.3% 118.5% 5.12/3.80 0.00 Total or Weighted Average 285.1$ 88.1% 90.1% 4.36/4.52 3.25 Estimated Effective Duration Using Current Values eighted Average Purchase Price Weighted Average Cu rent Market Price Weighted Average Net/Gross Coupon Non-Agency Securities rr t l ( illi s)

JAVELIN Hedge Portfolio 10 Counterparties include: Citibank, N.A., Nomura Global Financial Products Inc. and Wells Fargo Bank, N.A. Information as of 5/28/2014. Some totals may not foot due to rounding. Derivative Type Remaining Term Weighted Average Remaining Term (Months) Notional Amount (millions) Weighted Average Rate Interest Rate Swap 37-48 Months 41 50.0$ 0.55 Interest Rate Swap 49-60 Months 48 50.0$ 0.92 Interest Rate Swap 61-120 Months 106 701.3$ 1.80 Total or Weighted Average 98 $ 801.3 1.67 Interest Rate Swaptions Underlying Swap Term Weighted Average Remaining Option Term (Months) Notional Amount (millions) Weighted Average Rate Interest Rate Swaptions 0-60 Months 4 750.0$ 2.73 Total or Weighted Average 4 $ 750.0 2.73

JAVELIN Balance Sheet Hedge Metrics 11 Information and pricing as of 5/28/2014. Some totals may not foot due to rounding. Agency & Non-Agency Assets 1,469.0$ 105.6% Net Agency & Non-Agency Repo Balance 1,342.4$ 115.6% Amount (millions) % Hedged Agency Assets 3.13 Non-Agency Legacy Assets 0.06 Non-Agency New Issue Assets 0.57 Interest Rate Swaps -3.85 Interest Rate Swaptions -0.09 Net Balance Sheet Duration -0.19 Duration Contribution to Balance Sheet

JAVELIN Agency Portfolio Constant Prepayment Rates (“CPR”) 12 JAVELIN expenses premium amortization monthly as it occurs. Constant Prepayment Rate (“CPR”) is the annualized equivalent of single monthly mortality (“SMM”). CPR attempts to predict the percentage of principal that will prepay over the next twelve months based on historical principal pay downs. CPR is reported on the 4th business day of the month for the previous month's prepayment activity.

JAVELIN Agency & Non-Agency Repo Composition

	REPO Counter-Party[(1)]	Principal Borrowed (millions)	Percentage of REPO Positions with JAVELIN	Weighted Average Original Term in Days	Weighted Average Remaining Term in Days	Longest Remaining Term in Days
1	Credit Suisse Securities (USA) LLC	$ 128.0	9.5%	91	29	77
2	Merrill Lynch, Pierce, Fenner & Smith Inc.	$ 119.2	8.9%	91	43	49
3	Barclays Capital Inc.	$ 110.5	8.2%	92	68	77
4	Citigroup Global Markets Inc.	$ 100.2	7.5%	88	34	68
5	Mitsubishi UFJ Securities (USA), Inc.	$ 88.8	6.6%	91	51	69
6	J.P. Morgan Securities LLC	$ 78.4	5.8%	136	108	160
7	Morgan Stanley & Co. LLC	$ 82.8	6.2%	91	50	50
8	BNP Paribas Securities Corp.	$ 80.0	6.0%	31	16	21
9	Daiwa Securities America Inc.	$ 67.9	5.1%	91	50	83
10	Nomura Securities International, Inc.	$ 68.6	5.1%	72	26	48
11	KGS-Alpha Capital Markets, L.P.	$ 58.9	4.4%	91	70	71
12	Wells Fargo Bank, N.A.	$ 57.2	4.3%	31	22	30
13	Mizuho Securities USA Inc.	$ 47.0	3.5%	91	43	43
14	RBS Securities Inc.	$ 46.3	3.5%	91	72	86
15	South Street Securities LLC	$ 46.6	3.5%	31	15	15
16	Royal Bank of Canada	$ 34.8	2.6%	133	45	63
17	CRT Capital Group LLC	$ 34.4	2.6%	90	29	29
18	Pierpont Securities LLC	$ 24.4	1.8%	91	49	49
19	ICBC Financial Services LLC	$ 18.7	1.4%	92	85	85
20	Jefferies & Company, Inc.	$ 10.3	0.8%	31	19	19
21	UBS Securities LLC	$ 30.8	2.3%	1076	1060	1062
22	E D & F Man Capital Markets Inc.	$ 5.6	0.4%	92	79	79
23	Guggenheim Securities, LLC	$ 2.9	0.2%	92	20	20
	Total or Weighted Average	**$ 1,342.4**	**100.0%**	**107**	**70**	

Weighted Average Repo Rate	0.55%
Weighted Average Haircut	6.86%

Debt to Quarter End Shareholders' Equity Ratio	8.4

(1) JAVELIN has signed MRAs with 28 counterparties.

Information as of 5/28/2014. Some totals may not foot due to rounding.

JAVELIN MORTGAGE INVESTMENT CORP.

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3001 Ocean Drive Suite 201 Vero Beach, FL 32963 772-617-4340 14